UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 26, 2022

Date of Report (date of earliest event reported)

BROOKLINE CAPITAL ACQUISITION CORP.

(Exact name of Registrant as specified in its charter)

Delaware	001-39488	85-1260244
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

280 Park Avenue, Suite 43W
New York, NY 10017
(Address of principal executive offices)

(646) 603-6716

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, one-half of one Redeemable Warrant	BCACU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	BCAC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	BCACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 26, 2022, Brookline Capital Acquisition Corp. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation that extends the date by which the Company must consummate a business combination transaction from May 2, 2022 (the date which is 15 months from the closing date of the Company’s initial public offering of units) on a monthly basis up to November 2, 2022. The certificate of amendment was filed with the Delaware Secretary of State and has an effective date of April 26, 2022.

The foregoing description of the certificate of amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the certificate of amendment, a copy of which is filed herewith as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Special Meeting, of the 7,434,500 shares of common stock outstanding and entitled to vote, 5,259,170 shares were represented, constituting a quorum. The final results for the matter submitted to a vote of stockholders at the Special Meeting are as follows:

Proposal 1: The stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to extend the date by which the Company must consummate a business combination transaction from May 2, 2022 (the date which is 15 months from the closing date of the Company’s initial public offering of units) on a monthly basis up to November 2, 2022, by the votes set forth in the table below:

For	Against	Abstained
5,248,536	6,974	3,660

No other items were presented for stockholder approval at the Special Meeting.

Item 7.01	Regulation FD Disclosure.

The information set forth below under this Item 7.01 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

In connection with Proposal 1 to amend the Company’s Amended and Restated Certificate of Incorporation to extend the date by which the Company must consummate a business combination transaction from May 2, 2022 (the date which is 15 months from the closing date of the Company’s initial public offering of units) on a monthly basis up to November 2, 2022, stockholders elected to redeem 688,408 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), which represents approximately 12% of the shares that were part of the units that were sold in the Company’s initial public offering. Following such redemptions, approximately $51.1 million will remain in the trust account and 6,746,092 shares of Common Stock will remain issued and outstanding.

On April 26, 2022, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation

99.1	Press Release, dated April 26, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2022

By:	/s/ Dr. Samuel P. Wertheimer
Name:	Dr. Samuel P. Wertheimer
Title:	Chief Executive Officer and Chairman